UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Conatus Pharmaceuticals Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4365 Executive Drive, Suite 200

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear stockholder:

The annual meeting of stockholders of Conatus Pharmaceuticals Inc. will be held at the offices of Latham & Watkins LLP, located at 12670 High Bluff Drive, San Diego, CA 92130, on June 19, 2014 at 9:00 a.m., local time, for the following purposes:

1.	To elect two directors to serve as Class I directors for a three-year term to expire at the 2017 annual meeting of stockholders;

2.	To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

3.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on April 22, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Accompanying this notice is a proxy card. Whether or not you expect to attend our annual meeting, please complete, sign and date the enclosed proxy card and return it promptly, or complete and submit your proxy via phone or the internet in accordance with the instructions provided on the enclosed proxy card. If you plan to attend our annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Steven J. Mento, Ph.D.
President, Chief Executive Officer and Director

San Diego, California

April 28, 2014

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

i

4365 Executive Drive, Suite 200

San Diego, CA 92121

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 19, 2014

The board of directors of Conatus Pharmaceuticals Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held at the offices of Latham & Watkins LLP, located at 12670 High Bluff Drive, San Diego, CA 92130, on June 19, 2014 at 9:00 a.m., local time. If you need directions to the location of the annual meeting, please contact us at (858) 558-8130.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 19, 2014.

This proxy statement and our Annual Report on Form 10-K are available electronically at www.proxydocs.com/cnat.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2014 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or complete and submit your proxy via phone or the internet in accordance with the instructions provided on the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about April 30, 2014 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned our common stock on April 22, 2014 are entitled to vote at the annual meeting. On this record date, there were 15,632,000 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

What am I voting on?

There are two proposals scheduled for a vote:

Proposal 1:	To elect two directors to serve as Class I directors for a three-year term.

Proposal 2:	To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

How many votes do I have?

Each share of our common stock that you own as of April 22, 2014 entitles you to one vote.

How do I vote by proxy?

With respect to the election of directors, you may either vote “For” all of the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

•	By Mail: You may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

•	Via the Internet: You may vote at www.proxypush.com/cnat, 24 hours a day, seven days a week. Have your proxy card available when you access the website and use the Control Number shown on your proxy card. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on June 18, 2014.

•	By Telephone: You may vote using a touch-tone telephone by calling (855) 719-4513, 24 hours a day, seven days a week. Have your proxy card available when you call and use the Control Number shown on your proxy card. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 18, 2014.

•	In Person: You may still attend the meeting and vote in person even if you have already voted by proxy. To vote in person, come to the annual meeting and we will give you a ballot at the annual meeting.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another proxy with a later date,

•	you may notify our corporate secretary, Charles J. Cashion, in writing before the annual meeting that you have revoked your proxy, or

•	you may notify our corporate secretary in writing before the annual meeting and vote in person at the meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of April 22, 2014, or approximately 7,816,001 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The two nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Voting results will be tabulated and certified by the inspector of election appointed for the annual meeting.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm. However, because the election of directors is determined by a plurality of votes cast, abstentions will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2013 that we filed with the SEC, we will send you one without charge. Please write to:

Conatus Pharmaceuticals Inc.

4365 Executive Drive, Suite 200

San Diego, CA 92121

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the “Investor Center—Financial Information—SEC Filings” section of our website at www.conatuspharma.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our board of directors may fill existing vacancies on the board of directors by appointment. On February 7, 2014, Preston S. Klassen, M.D., M.H.S. was appointed to our board of directors to fill an existing vacancy in our Class I directors, and Daniel L. Kisner, M.D. was appointed to the board of directors in our Class II directors. Paul H. Klingenstein, a former Class I director, decided to not stand for re-election at the 2014 annual meeting and resigned from the board effective April 15, 2014.

The term of office of our Class I directors, Preston S. Klassen, M.D., M.H.S. and Shahzad Malik, M.D., will expire at the 2014 annual meeting. The nominees for Class I directors for election at the 2014 annual meeting are Preston S. Klassen, M.D., M.H.S. and Shahzad Malik, M.D. If Dr. Klassen or Dr. Malik is elected at the 2014 annual meeting, such individual will be elected to serve for a three-year term that will expire at our 2017 annual meeting of stockholders and until such individual’s successor is elected and qualified.

If no contrary indication is made, proxies in the accompanying form are to be voted for Dr. Klassen and Dr. Malik or in the event that Dr. Klassen or Dr. Malik is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2017 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Conatus Pharmaceuticals Inc.
Preston S. Klassen, M.D., M.H.S.	45	Director

Shahzad Malik, M.D.	47	Director

Preston S. Klassen, M.D., M.H.S. has served as a member of our board of directors since February 2014. Dr. Klassen has served as Senior Vice President and Head of Global Development at Orexigen Therapeutics, Inc., since 2009. He advanced from 2002 to 2009 through several medical director positions at Amgen, Inc., most recently as Therapeutic Area Head for Nephrology and Executive Medical Director. His experience at Amgen included global regulatory filings, design and conduct of large clinical trials, clinical commercialization of multiple products, and active leadership in regulatory agency interactions. Dr. Klassen was a faculty member in the Division of Nephrology at Duke University Medical Center from 1997 to 2002. He received his M.D. from the University of Nebraska College of Medicine and completed his residency in Internal Medicine, fellowship in Nephrology, and M.H.S. degree at Duke University. We believe Dr. Klassen is qualified to serve on our board of directors because of his broad operational experience in relevant therapeutic areas and leadership experience in the biotechnology industry.

Shahzad Malik, M.D. has served as a member of our board of directors since February 2009. Dr. Malik is a General Partner at Advent Venture Partners, a position he has held since 1999. During his time with Advent, he has been actively involved with numerous investments in Europe and the United States in the biopharmaceutical and medical device arenas in a variety of therapeutic areas. A number of these are now publicly traded or have been acquired. Prior to joining Advent, Dr. Malik spent six years practicing medicine before joining the London office of management consultants McKinsey & Company. While there he served international clients in the Healthcare and Investment Banking sectors. Dr. Malik holds an M.A. from Oxford University and an M.D. from Cambridge University. He subsequently specialized in interventional cardiology while also pursuing research interests in heart muscle disorders both in the clinic and basic science laboratory. We believe Dr. Malik is qualified to serve on our board of directors because of his medical background and training and his extensive experience as a venture capital investor in the biopharmaceutical and medical device industries.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2015 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Conatus Pharmaceuticals Inc.
Daniel L. Kisner, M.D.	67	Director

Louis Lacasse	57	Director

James Scopa	55	Director

Daniel L. Kisner, M.D. has served as a member of our board of directors since February 2014. He currently serves as an independent consultant in the life science industry. He was a partner at Aberdare Ventures from 2003 to 2011. Dr. Kisner served as Chairman of the Board of Directors of Caliper Life Sciences from 2002 to 2008, and as President and CEO of its predecessor company, Caliper Technologies, from 1999 to 2002. He held positions of increasing responsibility at Isis Pharmaceuticals, Inc., from 1991 to 1999, most recently as President and COO. Dr. Kisner previously served in pharmaceutical research and development executive positions at Abbott Laboratories from 1988 to 1991 and at SmithKline Beckman Laboratories from 1985 to 1988. He held a tenured faculty position in the Division of Medical Oncology at the University of Texas, San Antonio School of Medicine until 1985 after a five-year advancement through the Cancer Treatment Evaluation Program of the National Cancer Institute. Dr. Kisner is board certified in internal medicine and medical oncology. Dr. Kisner holds a B.A. from Rutgers University and an M.D. from Georgetown University. Dr. Kisner currently serves as Chairman of the Board of Directors at Tekmira Pharmaceuticals Corporation, and as a director at Lpath Pharmaceuticals and Dynavax Technologies Corporation, and has extensive prior private and public company board experience. We believe Dr. Kisner is qualified to serve on our board of directors because of his extensive leadership experience in the biotechnology and biopharmaceutical industries and as a venture capital investor.

Louis Lacasse has served as a member of our board of directors since February 2011. Mr. Lacasse has been President of GeneChem Management Inc. since 1997 and Managing Partner of AgeChem Financial Inc. since 2006. GeneChem and AgeChem are managing three life sciences venture capital funds which have invested in more than 40 companies in Canada, the United States and Europe. Prior to joining GeneChem, Mr. Lacasse worked at the Caisse de dépôt et de placement du Québec, where he held several positions between 1987 and 1997, including Vice-President of Sofinov, a private placement subsidiary of the Caisse which focused on biotechnology, information technology and industrial technology. Before joining the Caisse, Mr. Lacasse worked as a financial analyst with the National Bank of Canada, as Account Manager at the Bank of Montreal and as Project Manager at the Centre de Développement Technologique. He has also owned a small retail company. Mr. Lacasse currently serves on the boards of directors of Botaneco Corp. and Alethia Biotherapeutics, Inc. He also has served on the boards of directors of BioChem Pharma Inc., Axcan Pharma Inc., Targeted Genetics Inc., and Methylgene Inc. Mr. Lacasse holds a bachelor’s degree in finance from the Ecole des Hautes Etudes Commerciales and an M.B.A. from McGill University. We believe Mr. Lacasse is qualified to serve on our board of directors because of his extensive experience as a board member and chairman of audit and compensation committees of numerous public companies, as well as his extensive experience as a venture capital investor in over 40 companies in the biotechnology and pharmaceuticals industries.

James Scopa has served as a member of our board of directors since March 2011. Mr. Scopa is a Managing Director in MPM Capital’s San Francisco office, having joined the firm in 2005. Previously, Mr. Scopa spent 18 years advising growth companies in biopharmaceuticals and medical devices at Deutsche Banc Alex. Brown and Thomas Weisel Partners. At Deutsche Banc Alex. Brown he served as Managing Director and Global Co-Head of Healthcare Investment Banking. At Thomas Weisel Partners he served on the Investment Committee for the Health Care venture fund as well as Co-Director of Healthcare Investment Banking. He holds an A.B. from Harvard College (Phi Beta Kappa), an M.B.A. from Harvard Business School and a J.D. from Harvard Law School. Mr. Scopa currently serves on the boards of directors of Astute Medical, Inc., iPierian, Solasia Pharma K.K., and TriVascular, Inc., and has previously served on the board of Peplin, Inc. (sold to LEO Pharmaceuticals). We believe Mr. Scopa is qualified to serve on our board of directors because of his extensive experience as a venture capital investor in the biotechnology and biopharmaceuticals industries, prior experience as an investment banker in those industries, and his service as a director for numerous companies.

Term Expiring at the

2016 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Conatus Pharmaceuticals Inc.
David F. Hale	65	Chairman of the Board of Directors

Steven J. Mento, Ph.D.	62	President, Chief Executive Officer and Director

Harold Van Wart, Ph.D.	66	Director

David F. Hale has served as a member of our board of directors since October 2006 and chairman of the board since December 2012. Since May 2006, Mr. Hale has served as Chairman & CEO of Hale BioPharma Ventures, a private company focused on the formation and development of biotechnology, specialty pharma, device and diagnostic companies. He was previously President and CEO of CancerVax Corporation which merged with Micromet, Inc., a cancer therapeutic company, from October 2000 through May 2006, when he became Chairman of the combined companies. Mr. Hale is a serial entrepreneur who has been involved in the founding and/or development of a number of biotechnology and specialty pharmaceutical companies. After joining Hybritech, Inc., in 1982, the first monoclonal antibody company, he was President & Chief Operating Officer and became CEO in 1986, when Hybritech was acquired by Eli Lilly and Co. From 1987 to 1997 he was Chairman, President and CEO of Gensia, Inc., which merged with SICOR to become Gensia Sicor, Inc., which was acquired by Teva Pharmaceuticals. He was a co-founder and Chairman of Viagene, Inc. from 1987 to 1995, when Viagene was acquired by Chiron, Inc. He was President and CEO of Women First HealthCare, Inc. from late 1997 to June 2000. Prior to joining Hybritech, Mr. Hale was Vice President and General Manager of BBL Microbiology Systems, a division of Becton, Dickinson & Co. and from 1971 to 1980, held various marketing and sales management positions with Ortho Pharmaceutical Corporation, a division of Johnson & Johnson, Inc. Mr. Hale served as Chairman of Santarus, Inc., a publicly-held company until its acquisition by Salix Pharmaceuticals Ltd. in January 2014, and previously served as Chairman of SkinMedica, Inc. and Somaxon, Inc. prior to their acquisition in 2012 and 2013, respectively. He also serves as Chairman of publicly-held Biocept, Inc. and a number of privately-held companies. Mr. Hale also is a co-founder and serves on the Board of Directors of BIOCOM, is a former member of the Board of the Biotechnology Industry Organization, or BIO, and the Biotechnology Institute. Mr. Hale also serves on the Board of Directors of the San Diego Economic

Development Corporation, and as Chairman of the Board of Trustees of Rady Children’s Hospital of San Diego. He is a co-founder of the CONNECT Program in Technology and Entrepreneurship. Mr. Hale holds a B.A. in Biology and Chemistry from Jacksonville State University. We believe Mr. Hale is qualified to serve on our board of directors because of his extensive knowledge of our business and history, experience as a board member of multiple publicly-traded and privately-held companies, and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies.

Steven J. Mento, Ph.D. is one of our co-founders and has served as our President and Chief Executive Officer and as a member of our board of directors since July 2005. From July 2005 until December 2012, Dr. Mento also served as chairman of our board of directors. Dr. Mento has over 30 years of combined experience in the biotechnology and pharmaceutical industries. From 1997 to 2005, Dr. Mento was President, Chief Executive Officer and a member of the Board of Directors of Idun Pharmaceuticals, Inc. Dr. Mento guided Idun during its transition from a discovery focused organization to a drug development company with multiple products in or near human clinical testing. In April 2005, Idun was sold to Pfizer Inc. Previously, Dr. Mento served as President of Chiron Viagene, Inc. (subsequently Chiron Technologies, Center for Gene Therapy), and Vice President of Chiron Corporation from 1995 to 1997. Dr. Mento was Vice President of R&D at Viagene from 1992 to 1995. Prior to Viagene, Dr. Mento held various positions at American Cyanamid Company from 1982 to 1992. His last position was Director of Viral Vaccine Research and Development at Lederle-Praxis Biologicals, a business unit of American Cyanamid. Dr. Mento currently serves on the boards of directors of BIOCOM, the Biotechnology Industry Organization, BIO Emerging Company Section Governing Body, BIO Health Section Governing Body, Sangamo Biosciences, Inc., and various academic and charitable organizations. Dr. Mento holds a B.A. in Microbiology from Rutgers College, and an M.S. and Ph.D. both in Microbiology from Rutgers University. We believe Dr. Mento is qualified to serve on our board of directors because of his extensive knowledge of our business, as well as his over 30 years of experience in the biotechnology and pharmaceutical industries, including executive leadership in several pharmaceutical companies.

Harold Van Wart, Ph.D. has served as a member of our board of directors since March 2007. Dr. Van Wart has served as Chief Executive Officer of Cymabay Therapeutics Inc. (formerly Metabolex, Inc.) since 2003, a member of its board of directors since January 2003, and President since April 2001. He served as Chief Operating Officer from December 2002 to January 2003 and Senior Vice President, Research and Development, from October 2000 to December 2002. From 1999 to 2000, Dr. Van Wart was vice president and therapy head for arthritis and fibrotic diseases at Roche Biosciences, a division of Syntex (U.S.A.) Inc., a biopharmaceutical company. From 1992 to 1999, he was vice president and director of the institute of biochemistry and cell biology at Syntex (U.S.A.) Inc., a biopharmaceutical company acquired by an affiliate of Roche Holding Ltd in 1994. From 1978 to 1992, Dr. Van Wart served on the faculty of Florida State University. Dr. Van Wart holds a Ph.D. from Cornell University and a B.A. from SUNY Binghamton. He currently serves on the Emerging Companies and Health Section Governing Boards of BIO, as well as on its board of directors. We believe Dr. Van Wart is qualified to serve on our board of directors because of his extensive leadership experience in the biotechnology and biopharmaceutical industries.

Board Independence

Our board of directors has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq Stock Market LLC, or Nasdaq, listing standards, except for Steven J. Mento, Ph.D., our President, Chief Executive Officer and Director. In addition, our board of directors previously determined that our former directors, Marc Perret and Paul H. Klingenstein, who resigned from our board of directors effective December 31, 2013 and April 15, 2014, respectively, were independent directors within the meaning of the applicable Nasdaq listing standards.

Board Leadership Structure

Our board of directors currently has seven independent directors and one employee director. Our board of directors is currently led by its chairman, David F. Hale. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

The Board’s Role in Risk Oversight

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Board of Directors Meetings

During fiscal year 2013, our board of directors met 11 times, including telephonic meetings. In that year, each director attended at least 75% of the meetings held by the board of directors during such director’s term of service, and each director who is a member of a committee of our board of directors attended at least 75% of the meetings of such committees held during such director’s term of service.

Committees of the Board of Directors

We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the “Investor Center—Corporate Governance” section of our website at www.conatuspharma.com.

Audit Committee

The audit committee of our board of directors currently consists of Dr. Malik (chairperson and audit committee financial expert) and Messrs. Hale and Lacasse. The audit committee met five times during fiscal year 2013, including telephonic meetings. Mr. Klingenstein served as a member of the audit committee during 2013 and 2014 until his resignation from the board of directors in April 2014. Our board of directors has determined that all members of the audit committee are independent directors, as defined in the Nasdaq qualification standards and by Section 10A of Securities and Exchange Act of 1934, as amended, or the Exchange Act. In addition, our board of directors has determined that Dr. Malik qualifies as an “audit committee financial expert”

as that phrase is defined under the regulations promulgated by the SEC. The audit committee is governed by a written charter adopted by our board of directors. Our audit committee is responsible for overseeing our accounting and financial reporting processes and audits of our consolidated financial statements on behalf of our board of directors. The specific powers and responsibilities of our audit committee include, among other things:

•	appointing and retaining our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our board any changes to such investment policy;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;

•	preparing the report that SEC rules require be included in our annual proxy statement;

•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and

•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The compensation committee of our board of directors currently consists of Mr. Hale (chairperson), Dr. Kisner and Mr. Scopa. The compensation committee met five times during fiscal year 2013. Mr. Klingenstein served as a member of the compensation committee during 2013 and 2014 until his resignation from the board of directors in April 2014. Our board of directors has determined that all members of the compensation committee are independent directors, as defined in the Nasdaq qualification standards. The compensation committee is governed by a written charter approved by our board of directors. Our compensation committee reviews and approves policies relating to compensation and benefits of our officers and employees, corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also reviews and approves the issuance of stock options and other awards under our equity plan. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors currently consists of Dr. Van Wart (chairperson), Mr. Hale and Dr. Klassen. The nominating and corporate governance committee did not meet during fiscal year 2013. Mr. Perret served as a member of the nominating and corporate governance committee during 2013 until his resignation from the board of directors in December 2013. Our board of directors has determined that all members of the nominating and corporate governance committee are independent directors, as defined in the Nasdaq qualification standards. The nominating and corporate governance committee is governed by a written charter approved by our board of directors. The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. In addition, the audit committee has discussed with Ernst & Young LLP, its independence from management and the company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the company’s internal controls and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2014.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors Shahzad Malik, M.D. (chairperson) David F. Hale Louis Lacasse

Compensation Committee Interlocks and Insider Participation

Messrs. Hale (chairperson), Klingenstein and Scopa served as members of our compensation committee during fiscal year 2013. None of the members of our compensation committee during fiscal year 2013 has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee during fiscal year 2013.

Director Nomination Process

Director Qualifications

In evaluating director nominees the nominating and corporate governance committee will consider among other things the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience as a board member of another publicly held company;

•	strong finance experience;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience;

•	experience relevant to our business industry and with relevant social policy concerns; and

•	relevant academic expertise or other proficiency in an area of our business operations.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Other than the foregoing criteria for director nominees, the nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. The nominating and corporate governance committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the company and its stockholders. The nominating and corporate governance committee does, however, believe it is appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our board of directors be independent as required under the Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed annually by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. The nominating and corporate governance committee engaged Russell Reynolds Associates, Inc. as part of the nominating process that lead to the appointments of Drs. Kisner and Klassen to our board of directors on February 7, 2014. Russell Reynolds Associates identified and assisted in evaluating a number of director candidates, whose names were then submitted to our nominating and corporate governance committee for final evaluation.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our amended and restated bylaws, a stockholder wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2015 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. We did not hold an annual meeting in 2013.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Conatus Pharmaceuticals Inc., 4365 Executive Drive, Suite 200, San Diego, CA 92121. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

Our company’s Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.conatuspharma.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Conatus Pharmaceuticals Inc., 4365 Executive Drive, Suite 200, San Diego, CA 92121.

Director Compensation

We compensate certain non-employee members of the board of directors for their service. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. The non-employee members of our board of directors are also reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings.

Following our initial public offering in July 2013, we adopted a new non-employee director compensation policy. Under this policy, we provide cash compensation in the form of an annual retainer of $35,000 for each non-employee director. In addition, the chair of the board of directors will receive an additional annual retainer of $45,000. We also pay an additional annual retainer of $15,000 to the chair of our audit committee, $7,500 to other non-employee directors who serve on our audit committee, $10,000 to the chair of our compensation committee, $6,000 to other non-employee directors who serve on our compensation committee, $7,000 to the chair of our nominating and corporate governance committee and $3,500 to other non-employee directors who serve on our nominating and corporate governance committee.

Also under our non-employee director compensation policy, any non-employee director who is first elected to the board of directors will be granted an option to purchase 30,000 shares of our common stock on the date of his or her initial election to the board of directors. Such options will have an exercise price per share equal to the fair market value of our common stock on the date of grant. In addition, non-employee directors who (1) have been serving on the board of directors for at least six months as of the date of any annual meeting after our initial public offering and (2) will continue to serve immediately following such meeting, will receive a grant of options to purchase 15,000 shares of our common stock, and a non-employee director serving as chair of the board of directors will receive a grant of options to purchase an additional 20,000 shares of our common stock.

The initial options granted to non-employee directors described above will vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continuing service on our board of directors on those dates. The annual options granted to non-employee directors described above will vest and/or become exercisable on the first anniversary of the date of grant, subject to the director’s continuing service on our board of directors (and, with respect to grants to a chairman of the board of directors or board committee, service as chairman of the board of directors or a committee) on those dates. The term of each option granted to a non-employee director shall be ten years. These options will be granted under our 2013 Incentive Award Plan.

The following table provides information related to the compensation of each of our non-employee directors during the year ended December 31, 2013.

	Fees Earned or Paid in Cash	Option Awards(1)(2)	Total
David F. Hale	$99,997	$384,835	$484,832
Daniel L. Kisner M.D.(3)	—	—	—
Preston S. Klassen, M.D., M.H.S.(3)	—	—	—
Paul H. Klingenstein(4)	21,251	220,497	241,748
Louis Lacasse	18,622	220,497	239,119
Shahzad Malik, M.D.	22,080	220,497	242,577
Marc Perret(5)	16,870	—	16,870
James Scopa	17,965	220,497	238,462
Harold Van Wart, Ph.D.	29,640	220,497	250,137

(1)	Amounts shown represent the aggregate grant date fair value of the option awards granted in 2013 to our non-employee directors computed in accordance with FASB Topic ASC 718. These amounts do not correspond to the actual value that will be recognized by the non-employee director with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 28, 2014.
(2)	Outstanding options held by our non-employee directors at December 31, 2013, were:

Shares Underlying Options Outstanding At December 31, 2013
David F. Hale	62,121
Daniel L. Kisner, M.D.	—
Preston S. Klassen, M.D., M.H.S.	—
Paul H. Klingenstein	30,000
Louis Lacasse	30,000
Shahzad Malik, M.D.	30,000
Marc Perret	—
James Scopa	30,000
Harold Van Wart, Ph.D.	60,302

(3)	Drs. Kisner and Klassen were appointed to the board of directors on February 7, 2014.
(4)	Mr. Klingenstein resigned from the board of directors on April 15, 2014.
(5)	Mr. Perret resigned from the board of directors on December 31, 2013.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, the two nominees receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF PRESTON S. KLASSEN, M.D., M.H.S. AND SHAHZAD MALIK, M.D. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2014 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the company’s financial statements since 2006. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2013 and 2012, by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2013	2012
Audit Fees(1)	$887,611	$60,364
Audit Related Fees(2)	63,200	—
Tax Fees	—	—
All Other Fees	—	—

Total	$950,811	$60,364

(1)	Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, the review of our registration statement on Form S-1, the quarterly review of our financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit Related Fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred in 2012.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2013 and 2012. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of April 22, 2014, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 22, 2014 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 15,632,000 shares of our common stock outstanding as of April 22, 2014. Shares of our common stock that a person has the right to acquire within 60 days of April 22, 2014 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Conatus Pharmaceuticals Inc., 4365 Executive Drive, Suite 200, San Diego, CA 92121.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% and Greater Stockholders
Entities affiliated with Advent Private Equity(1)	2,176,125	13.9%
25 Buckingham Gate London, United Kingdom SW1E 6LD
Coöperatieve Gilde Healthcare II U.A.(2)	1,514,298	9.7%
Newtonlaan 91 3584 BP Utrecht The Netherlands
Entities affiliated with MPM Capital(3)	1,224,300	7.8%
c/o MPM Asset Management 200 Clarendon Street, 54th floor Boston, MA 02116
Entities affiliated with Aberdare Ventures(4)	970,809	6.2%
One Embarcadero Center, Suite 4000 San Francisco, CA 94111
Prudential Financial, Inc.(5)	848,124	5.4%
751 Broad Street Newark, New Jersey 07102
AgeChem Venture Fund L.P.(6)	835,858	5.3%
1 Westmount Square, Suite 800 Montreal, Quebec H3Z 2P9 Canada

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
Steven J. Mento, Ph.D.(7)	636,608	4.1%
Alfred P. Spada, Ph.D.(8)	289,566	1.9%
Gary C. Burgess, M.B., Ch.B M.Med.(9)	121,212	*
David F. Hale (10)	168,402	1.1%
Daniel L. Kisner, M.D.	3,145	*
Preston S. Klassen, M.D., M.H.S.	—	*
Louis Lacasse(6)	835,858	5.3%
Shahzad Malik, M.D.(1)	2,176,125	13.9%
James Scopa(3)	1,224,300	7.8%
Harold Van Wart Ph.D. (11)	30,302	*
All directors and executive officers as a group (11 persons)(12)	5,689,801	36.4%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)	Represents 772,216 shares of common stock and 3,311 shares issuable upon the exercise of a warrant held by Advent Private Equity Fund III “A” L.P.; 378,389 shares of common stock and 1,622 shares issuable upon the exercise of a warrant held by Advent Private Equity Fund III “B” L.P; 105,549 shares of common stock and 452 shares issuable upon the exercise of a warrant held by Advent Private Equity Fund “C” L.P.; 207,614 shares of common stock and 890 shares issuable upon the exercise of a warrant held by Advent Private Equity Fund “D” L.P.; 24,891 shares of common stock and 106 shares issuable upon the exercise of a warrant held by Advent Private Equity Fund III “Affiliates” L.P.; 29,871 shares of common stock and 128 shares issuable upon the exercise of a warrant held by Advent Private Equity Fund III GmbH & Co K.G.; 7,465 shares of common stock and 32 shares issuable upon the exercise of a warrant held by Advent Management III L.P.; 634,500 shares of common stock and 2,721 shares issuable upon the exercise of a warrant held by Advent Private Equity Fund IV L.P.; and 6,341 shares of common stock and 27 shares issuable upon the exercise of a warrant held by Advent Management IV L.P. Information regarding these shares is based in part on the Schedule 13G filed by Advent Venture Partners LLP on February 13, 2014.
(2)	Represents 1,487,320 shares of common stock and 26,978 shares issuable upon the exercise of a warrant held by Coöperatieve Gilde Healthcare II UA. The manager of Coöperatieve Gilde Healthcare II UA is Gilde Healthcare II Management BV which is owned by Gilde Healthcare Holding BV which is owned in equal thirds by the three managing partners Marc Olivier Perret, Edwin De Graaf and Martemanshurk BV (100% owned and managed by Pieter van der Meer). Gilde Healthcare II Management BV disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. Information regarding these shares is based in part on the Schedule 13G filed by Gilde Healthcare Holdings BV on February 11, 2014.
(3)	Represents 558,633 shares of common stock and 15,100 shares issuable upon the exercise of warrants held by MPM BioVentures IV-QP, L.P.; 21,521 shares of common stock and 581 shares issuable upon the exercise of warrants held by MPM BioVentures IV GmbH & Co. Beteiligungs KG; 15,885 shares of common stock and 429 shares issuable upon the exercise of warrants held by MPM Asset Management Investors BV4 LLC; 573,752 shares of common stock and 15,508 shares issuable upon the exercise of warrants held by MPM BioVentures V, L.P.; and 22,289 shares of common stock and 602 shares issuable upon the exercise of warrants held by MPM Asset Management Investors BV5 LLC. MPM BioVentures IV GP LLC and MPM BioVentures IV LLC are the direct and indirect general partners of MPM BioVentures IV-QP, L.P. and MPM BioVentures IV GmbH & Co. Beteiligungs KG and MPM BioVentures IV LLC is the manager of MPM Asset Management Investors BV4 LLC. MPM BioVentures V GP LLC and MPM BioVentures V LLC are the direct and indirect general partners of MPM BioVentures V, L.P. and MPM BioVentures V LLC is the manager of MPM BioVentures Asset Management Investors BV5 LLC. Information regarding these shares is based in part on the Schedule 13G filed by MPM BioVentures IV-QP, L.P. on February 13, 2014.

(4)	Represents 943,355 shares of common stock and 5,131 shares issuable upon the exercise of a warrant held by Aberdare Ventures III, L.P. and 22,203 shares of common stock and 120 shares issuable upon the exercise of a warrant held by Aberdare Partners III, L.P. Paul H. Klingenstein serves as Manager of Aberdare GP III, L.L.C., which serves as the general partner of Aberdare Ventures III, L.P. and Aberdare Partners III, L.P., and has voting and investment control over the shares owned by Aberdare Ventures III, L.P. and Aberdare Partners III, L.P., and may be deemed to own beneficially the shares held by Aberdare Ventures III, L.P. and Aberdare Partners III, L.P., Aberdare GP III, L.L.C. owns no securities of Conatus Pharmaceuticals Inc. directly. Information regarding these shares is based in part on the Schedule 13G filed by Aberdare Ventures III, L.P. on February 13, 2014 and on the Form 4 filed by Aberdare GP III, L.L.C. on February 25, 2014.
(5)	Represents 847,624 shares held by Jennison Associates LLC and 500 shares held by Quantitative Management Associates LLC, which are indirect subsidiaries of Prudential Financial Inc. Through its parent/subsidiary relationship, Prudential Financial, Inc. may be deemed the beneficial owner of such shares. Information regarding these shares is based in part on the Schedule 13G filed by Prudential Financial, Inc. on February 5, 2014.
(6)	Represents 809,887 shares or common stock and 25,971 shares issuable upon the exercise of warrants held by AgeChem Venture Fund L.P. Louis Lacasse, Martial Lacroix, Élizabeth Douville and Ines Holzbaur are members of the board of directors of AgeChem Financial Inc., which serves as the general partner of AgeChem Venture Fund L.P., and has voting and dispositive power over the shares held by AgeChem Venture Fund L.P. Each of such persons disclaims beneficial ownership of the shares held by AgeChem Venture Fund L.P., except to the extent of his or her pecuniary interest therein. Information regarding these shares is based in part on the Schedule 13G filed by AgeChem Venture Fund L.P. on February 14, 2014.
(7)	Includes (a) 73,938 shares Dr. Mento acquired upon the early exercise of options, 39,848 of which are subject to our right of repurchase within 60 days of April 22, 2014, (b) 248,484 shares Dr. Mento has the right to acquire pursuant to outstanding options which are immediately exercisable, none of which would be subject to our right of repurchase within 60 days of April 22, 2014 and (c) 2,455 shares issuable upon the exercise of warrants held by Dr. Mento. 385,669 of the shares are held by family trusts, of which Dr. Mento is a trustee.
(8)	Includes (a) 30,302 shares Dr. Spada acquired upon the early exercise of options, 15,909 of which are subject to our right of repurchase within 60 days of April 22, 2014 and (b) 54,545 shares Dr. Spada has the right to acquire pursuant to outstanding options which are immediately exercisable, none of which would be subject to our right of repurchase within 60 days of April 22, 2014. 235,021 of the shares are held by a family trust, of which Dr. Spada is a trustee.
(9)	Includes 121,212 shares Dr. Burgess acquired upon the early exercise of options, 51,137 of which are subject to our right of repurchase within 60 days of April 22, 2014.
(10)	Includes 12,121 shares Mr. Hale acquired upon the early exercise of options, 8,334 of which are subject to our right of repurchase within 60 days of April 22, 2014, and 421 shares issuable upon the exercise of warrants held by Hale BioPharma Ventures, LLC of which Mr. Hale serves as CEO. 143,739 of the shares are held by Hale BioPharma Ventures, LLC and 12,121 shares are held by Hale Trading Company, LP, of which Mr. Hale is a General Partner. Mr. Hale holds sole voting and investment power with respect to the shares held by these entities.
(11)	Includes 30,302 shares Dr. Van Wart has the right to acquire pursuant to outstanding options which are immediately exercisable, none of which would be subject to our right of repurchase within 60 days of April 22, 2014.
(12)	Includes shares issuable upon the exercise of warrants, shares issued upon the early exercise of options, and shares issuable upon the exercise of outstanding options which are immediately exercisable, as set forth in previous footnotes.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth information regarding our executive officers as of April 22, 2014:

Name	Age	Position(s)
Steven J. Mento, Ph.D.	62	President, Chief Executive Officer and Director
Alfred P. Spada, Ph.D.	56	Senior Vice President, R&D, and Chief Scientific Officer
Gary C. Burgess, M.B., Ch.B. M.Med.	52	Senior Vice President, Clinical Research, and Chief Medical Officer
Charles J. Cashion	63	Senior Vice President, Finance, Chief Financial Officer, and Secretary

The biography of Steven J. Mento, Ph.D. can be found under “Proposal 1—Election of Directors.”

Alfred P. Spada, Ph.D. is one of our co-founders and has served as our Senior Vice President, Research and Development since July 2005, and as our Chief Scientific Officer since April 2012. Dr. Spada has over 28 years of experience in the pharmaceutical and biotechnology industries. He has co-authored more than 50 scientific publications and is an inventor on more than 70 patents. From 2000 to 2005, Dr. Spada was Vice President of Pharmaceutical and Preclinical Development at Idun Pharmaceuticals where he was responsible for managing internal research and development activities, and Idun’s external partnerships, including the collaboration with Abbott Laboratories. Prior to joining Idun, Dr. Spada was a Department Director at Aventis Pharmaceuticals (formerly Rhone-Poulenc Rorer), where he was responsible for medicinal and analytical chemistry. From 1990 to 2000, his teams worked on a wide variety of enzyme-based and G-protein coupled receptors targets, resulting in the identification of clinical candidates for treatment of acute myocardial infarction, thrombotic disorders, coronary restenosis, lipid lowering, diabetes and cancer. His team discovered otamixaban, a direct acting factor Xa inhibitor which reached Phase 3 clinical trials for the treatment of acute coronary syndrome. Dr. Spada holds a B.S. in Chemistry from Worcester Polytechnic Institute and a Ph.D. in Chemistry from the Massachusetts Institute of Technology.

Gary C. Burgess M.B., Ch.B. M.Med. has served as our Senior Vice President, Clinical Research, and Chief Medical Officer since November 2011. In April 2012, he was appointed to the Population and Systems Medicine Board at the Medical Research Council and served on the Board until December 2013. Dr. Burgess has over 14 years of experience in the pharmaceutical industry. From 1999 to October 2011, Dr. Burgess held positions of increasing seniority at Pfizer Ltd in Sandwich in the United Kingdom, most recently as Senior Director and Clinical Portfolio Lead for Asia Research. In this position, he had clinical oversight of all aspects of the Pfizer liver fibrosis program including clinical program design, development and execution, regulatory and key opinion leader interactions, and evaluation and establishment of external collaborations for fibrotic disease biomarker development. During the period following the acquisition of Idun Pharmaceuticals by Pfizer, Dr. Burgess’ responsibilities included data integration, clinical oversight of ongoing Phase 2 studies, development of clinical plans and registration strategies for the Idun caspase inhibitor, IDN-6556, which was later renamed emricasan. Dr. Burgess has also previously held the position of Medical Development Team Leader for Thelin in the Pfizer Specialty Care Business Unit and from 2001 to 2004 was the clinician responsible for the studies with sildenafil in Pulmonary Arterial Hypertension which led to the registration of Revatio in 2005. Prior to joining Pfizer, Dr. Burgess held the position of Principal Consultant and Head of the Intensive Care Unit and Casualty Department at II Military Hospital in Cape Town, South Africa, as well as holding honorary consultant posts in the Gastroenterology Departments at both Tygerberg and Groote Schuur Hospitals, in addition to conducting a limited private practice as a general internist. Dr. Burgess holds a M.B., Ch.B. and M.Med. in Internal Medicine from the University of Stellenbosch, South Africa, and a diploma in Pharmaceutical Medicine from Cardiff University, United Kingdom.

Charles J. Cashion is one of our co-founders and has served as our Senior Vice President, Finance, Chief Financial Officer, and Secretary since July 2005. From 2001 to 2005, Mr. Cashion was Chief Financial Officer at Idun Pharmaceuticals, Inc., a privately owned biopharmaceutical company. Mr. Cashion has held several senior level management positions in both private and public healthcare companies with responsibilities for securing and executing various types of financings including initial public offerings, secondary offerings, corporate partnerships, and debt. He has also been involved with the strategic planning, acquisition and integration of several technology companies. Mr. Cashion joined Idun Pharmaceuticals in 2001 as Executive Vice President, Chief Financial Officer and Secretary. Previously, Mr. Cashion held the position of Senior Vice President and Chief Financial Officer of Quidel Corporation, a publicly-held medical diagnostics company. For the prior nine years, Mr. Cashion was Senior Vice President, Finance, and Chief Financial Officer of The Immune Response Corporation, a publicly-held biopharmaceutical company. During the period from 1980 to 1989, Mr. Cashion was Executive Vice President and Chief Financial Officer of Smith Laboratories, Inc., a publicly-held pharmaceutical company and during 1987 through 1989 was also President and Chief Executive Officer of Sutter Corporation, an orthopedic products subsidiary of Smith Laboratories. Mr. Cashion also held positions at Baxter International, Inc. and Motorola, Inc. Mr. Cashion currently serves on the boards of directors of NovaBay Pharmaceuticals, Inc. and Ridge Diagnostics, Inc. Mr. Cashion holds an M.B.A. and B.S. in Accounting from Northern Illinois University.

Overview

This Executive Compensation section provides information about the material elements of our executive compensation program for our “named executive officers,” consisting of the following persons:

•	Steven J. Mento, Ph.D., our President and Chief Executive Officer;

•	Gary C. Burgess, M.B., Ch.B. M.Med., our Senior Vice President, Clinical Research, and Chief Medical Officer; and

•	Alfred P. Spada, Ph.D., our Senior Vice President, R&D, and Chief Scientific Officer.

Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers during the fiscal years ended December 31, 2013 and 2012.

Name and Principal Position	Year	Salary		Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total
Steven J. Mento, Ph.D.	2013	$419,473		—	$—	$209,736	$18,424	(3)	$647,633
President and Chief Executive Officer	2012	407,255		—	2,480	—	15,754	(4)	425,489

Gary C. Burgess, M.B., Ch.B. M.Med.	2013	288,400	(5)	—	—	105,315	50,425	(6)	444,140
Senior Vice President, Clinical Research, and Chief Medical Officer	2012	280,000	(5)	—	1,550	—	49,212	(7)	330,762

Alfred P. Spada, Ph.D.	2013	283,112		—	—	99,089	17,578	(3)	399,779

Senior Vice President, R&D, and Chief Scientific Officer	2012	274,866		—	930	—	16,311	(4)	292,107

(1)	Amounts shown represent the aggregate grant date fair value of the option awards granted during the relevant fiscal year computed in accordance with FASB Topic ASC 718. These amounts do not correspond to the actual value that will be recognized by the named executive officer with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 28, 2014.
(2)	Amounts shown represent performance bonuses for the relevant fiscal year, which were paid in cash in a lump sum in the first quarter of the following fiscal year.
(3)	Amount shown represents term life insurance, short and long-term disability insurance, long-term care insurance and matching contributions under the terms of our 401(k) plan paid by us on behalf of such named executive officer and the value of dividends received in respect of shares of our capital stock owned by such named executive officer in connection with the spin-off of Idun Pharmaceuticals, Inc., or Idun, our former subsidiary, which was conducted as a dividend of all of the outstanding capital stock of Idun to our stockholders in January 2013.
(4)	Amount shown represents term life insurance, short and long-term disability insurance, long-term care insurance and matching contributions under the terms of our 401(k) plan paid by us on behalf of such named executive officer.
(5)	Dr. Burgess’ salary is paid in pounds sterling, using an exchange rate in effect during Dr. Burgess’ first month of employment. The amount shown represents the salary payments made to Dr. Burgess based on the exchange rate in effect on November 18, 2011.
(6)	Amount shown represents Dr. Burgess’ monthly stipend of £2,523 pounds sterling, or approximately $4,182 U.S. dollars (converted from pounds sterling to U.S. dollars, using the exchange rate in effect on December 31, 2013), to purchase individually-obtained insurance and pension benefits in fiscal year 2013 and the value of dividends received in respect of shares of our capital stock owned by Dr. Burgess in connection with the spin-off of Idun in January 2013.
(7)	Amount shown represents Dr. Burgess’ monthly stipend of £2,523 pounds sterling, or approximately $4,101 U.S. dollars (converted from pounds sterling to U.S. dollars, using the exchange rate in effect on December 31, 2012), to purchase individually-obtained insurance and pension benefits in fiscal year 2012.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Employment Agreements with Drs. Mento and Spada

In December 2008, we entered into employment agreements with each of Drs. Mento and Spada, each of which were amended in July 2013.

Pursuant to each of the employment agreements, Drs. Mento and Spada currently receive annual base salaries of $460,000 and $325,579, respectively, which amounts are subject to annual review by and at the sole discretion of our board of directors or its designee. Drs. Mento and Spada will also be eligible to earn an annual cash performance bonus equal to up to 50% and 35%, respectively, of his then-current annual base salary. The annual cash performance bonus will be based on his and/or our attainment of objective financial or other operating criteria established by our board of directors or its designee, as determined by our board of directors or its designee.

Pursuant to each of the employment agreements, if we terminate such executive officer’s employment without cause (as defined below) or such officer resigns for good reason (as defined below), the executive officer will be entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a lump sum cash payment in an amount equal to his monthly base salary as in effect immediately prior to the date of termination for the 12-month period following the date of termination; and (3) continuation of health benefits for a period of 12 months following the date of termination.

Each of the employment agreements provides that the executive officer’s stock awards will immediately vest and become exercisable: (1) with respect to stock awards granted to the executive officer prior to the public trading date of our common stock, as to 100% of such stock awards on the date of a change of control, (2) with respect to stock awards granted to the executive officer on or after the public trading date of our common stock, (A) as to 50% of the then-unvested and outstanding portion of such stock awards on the date of a change of control, and (B) the remaining 50% of the then-unvested stock awards on the first to occur of (i) the first anniversary of the change of control or (ii) the date of the executive officer’s termination of employment without cause or for good reason; and (3) in the event the executive officer’s employment is terminated by us other than for cause or by the executive officer for good reason, as to the number of stock awards that would have vested over the 12-month period following termination had such executive officer remained continuously employed by us during such period.

For purposes of the employment agreements, “cause” generally means an executive officer’s: (1) commission of an act of fraud, embezzlement or dishonesty that has a material adverse impact on us or any successor or affiliate of ours; (2) conviction of, or entry into a plea of “guilty” or “no contest” to, a felony or any crime involving fraud, misappropriation, embezzlement or moral turpitude; (3) unauthorized use or disclosure of our confidential information or trade secrets or that of any successor or affiliate of ours that has a material adverse impact on any such entity; (4) gross negligence, insubordination or material violation of any duty of loyalty, or any other material misconduct on the part of the executive officer; (5) ongoing and repeated failure or refusal to perform or neglect of his duties as required by his employment agreement, which failure, refusal or neglect continues for 15 days following his receipt of written notice from our board of directors, or, in the case of Dr. Spada, from our chief executive officer, stating with specificity the nature of such failure, refusal or neglect; or (6) breach of any material provision of his employment agreement.

For purposes of the employment agreements, “good reason” generally means: (1) a material diminution in the executive officer’s authority, duties or responsibilities; (2) a material diminution in the executive officer’s base compensation, except in connection with a general reduction in the base compensation of our or any successor’s or affiliate’s personnel with similar status and responsibilities; (3) a material change in the geographic location at which the executive officer must perform his duties (and we and the executive officer agree that any requirement that the executive officer be based at any place outside a 50-mile radius of his place of employment as of the effective date of the employment agreement, except for reasonably required travel on our or any successor’s or affiliate’s business that is not materially greater than such travel requirements prior to the effective date of the employment agreement, shall be considered a material change); or (4) any other action or inaction that constitutes a material breach by us or any successor or affiliate of its obligations to the executive officer under the employment agreement.

For purposes of the amended and restated employment agreements, “change in control” generally means: (1) a transaction or series of related transactions whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the total combined voting power of our securities outstanding immediately after such acquisition; (2) during any two-year period, individuals who, at the beginning of such period, constitute our board of directors together with any new director(s) whose election by our board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors; (3) our consummation (whether we are directly or indirectly involved through one or more intermediaries) of (i) a merger, consolidation, reorganization, or business combination, (ii) the sale or other disposition of all or substantially all of our assets or (iii) the acquisition of assets or stock of another entity, in each case other than a transaction that results in our voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least 50% of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and after which no person or entity beneficially owns voting securities representing 50% or more of the combined voting power of the acquiring company that is not attributable to voting power held in the company prior to such transaction; or (4) the approval by our stockholders of a liquidation or dissolution of our company.

Employment Agreement with Dr. Burgess

In November 2011, we entered into an employment agreement with Dr. Burgess, which was amended in July 2013.

Pursuant to his employment agreement, Dr. Burgess receives an annual base salary of $308,421, which amount is subject to annual review by and at the sole discretion of our board of directors or its designee. Dr. Burgess will also be eligible to earn an annual cash performance bonus equal to up to 35% of his then-current annual base salary. The annual cash performance bonus will be based on his and/or our attainment of objective financial or other operating criteria established by our board of directors or its designee, as determined by our board of directors or its designee. In addition to his base salary and annual bonus, for so long as we do not maintain any company-paid health or pension scheme in the United Kingdom, as more fully described in the employment agreement, and Dr. Burgess resides in the United Kingdom, we will pay Dr. Burgess a monthly stipend to purchase individually-obtained insurance and pension benefits.

Pursuant to the terms of Dr. Burgess’ employment agreement, either we or Dr. Burgess may terminate Dr. Burgess’ employment with us at any time with no less than 30 days’ prior written notice, or such longer period of notice as is required by law, and we may terminate Dr. Burgess’ employment with us immediately upon notice if such termination is for cause (as defined below), or if we pay Dr. Burgess, in lieu of notice, an amount equal to the base salary that he would otherwise have received during the notice period. In addition, if we terminate Dr. Burgess’ employment without cause or if he resigns for good reason (as defined below), Dr. Burgess is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a lump sum cash payment in an amount equal to his monthly base salary as in effect immediately prior to the date of termination for the 12-month period following the date of termination; and (3) an amount equal to the monthly plan premium payments for Dr. Burgess’ health plans in equal monthly payments for a period of 12 months following the date of termination.

Dr. Burgess’ employment agreement provides that his stock awards will immediately vest and become exercisable: (1) with respect to stock awards granted to Dr. Burgess on or after the public trading date of our common stock, (A) as to 50% of the then-unvested and outstanding portion of such stock awards on the date of a change of control, and (B) the remaining 50% of the then-unvested stock awards on the first to occur of (i) the first anniversary of the change of control or (ii) the date of Dr. Burgess’ termination of employment without cause or for good reason; and (2) in the event Dr. Burgess’ employment is terminated by us other than for cause or by Dr. Burgess for good reason, as to the number of stock awards that would have vested over the 12-month period following termination had Dr. Burgess remained continuously employed by us during such period. In addition, pursuant to Dr. Burgess’ stock award agreements, with respect to stock awards granted to Dr. Burgess prior to the public trading date of our common stock, in the event of a change of control, his stock awards will immediately vest and become exercisable with respect to such number of stock awards that would have vested over the 24-month period following the change in control had Dr. Burgess remained continuously employed by us during such period.

For purposes of Dr. Burgess’ employment agreement, “cause” generally means Dr. Burgess’: (1) commission of an act of fraud, embezzlement or dishonesty that has a material adverse impact on us or any successor or affiliate of ours; (2) conviction of, or entry into a plea of “guilty” or “no contest” to, a felony or any crime involving fraud, misappropriation, embezzlement or moral turpitude; (3) unauthorized use or disclosure of our confidential information or trade secrets or any successor or affiliate of ours that has a material adverse impact on any such entity; (4) gross negligence, gross misconduct (as defined below), insubordination or material violation of any duty of loyalty, or any other material misconduct on the part of Dr. Burgess; (5) ongoing and repeated failure or refusal to perform or neglect of his duties as required by his employment agreement, which failure, refusal or neglect continues for 15 days following his receipt of written notice from our board of directors or our chief executive officer, stating with specificity the nature of such failure, refusal or neglect; or (6) breach of any material provision of his employment agreement.

For purposes of Dr. Burgess’ employment agreement, “good reason” generally means: (1) a material diminution in Dr. Burgess’ authority, duties or responsibilities; (2) a material diminution in Dr. Burgess’ base compensation, except in connection with a general reduction in the base compensation of our or any successor’s or affiliate’s personnel with similar status and responsibilities, provided that in the event of Dr. Burgess’ relocation to the United States, the expiration of benefits related to holidays, illness and expenses, as more fully described in Dr. Burgess’ employment agreement, shall not constitute good reason; and (3) any other action or inaction that constitutes a material breach by us or any successor or affiliate of its obligations to Dr. Burgess under the employment agreement.

For purposes of Dr. Burgess’ employment agreement, “gross misconduct” generally means: (1) an act which constitutes unlawful discrimination or harassment, whether on the grounds of sex, sexual orientation, race, ethnic origin, nationality, disability, age, religion or beliefs; (2) knowingly providing us false information or documentation; (3) being under the influence of, or consuming, illegal drugs or any controlled substances during work hours or while involved in our activities or events; (4) violent, abusive, intimidating or offensive behavior (whether physical or verbal); (5) unauthorized access to or inappropriate use of our computer, e-mail and internet systems or use of unapproved software; (6) interference with safety equipment; or (7) intentional or reckless disregard for health and safety rules or procedures.

For purposes of Dr. Burgess’ employment agreement, “change in control” generally means: (1) a transaction or series of related transactions whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the total combined voting power of our securities outstanding immediately after such acquisition; (2) during any two-year period, individuals who, at the beginning of such period, constitute our board of directors together with any new director(s) whose election by our board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors; (3) our consummation (whether we are directly or indirectly involved through one or more intermediaries) of (i) a merger, consolidation, reorganization, or business combination, (ii) the sale or other disposition of all or substantially all of our assets or (iii) the acquisition of assets or stock of another entity, in each case other than a transaction that results in our voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least 50% of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and after which no person or entity beneficially owns voting securities representing 50% or more of the combined voting power of the acquiring company that is not attributable to voting power held in the company prior to such transaction; or (4) the approval by our stockholders of a liquidation or dissolution of our company.

Executive Compensation Elements

The following describes the material terms of the elements of our executive compensation program during 2013.

2013 Base Salaries

In December 2012, the compensation committee set annual base salaries for our named executive officers for 2013 to be in effect until the next annual review. The 2013 base salary for each of Drs. Mento, Burgess and Spada represented an approximately 3% increase above his 2012 base salary. The 2013 annual base salaries of the named executive officers were set as follows: Dr. Mento, $419,473; Dr. Burgess, $288,400; and Dr. Spada, $283,112.

Annual Incentive Plan

Our board of directors has adopted the Conatus Pharmaceuticals Inc. Annual Incentive Plan, or the Bonus Plan. The material terms of the Bonus Plan are summarized below.

Each named executive officer is eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our compensation committee and, with respect to our named executive officers other than our chief executive officer, individual performance.

Bonuses are set based on the executive officer’s base salary as of the end of the bonus year and are expected to be paid out in the first quarter of the following year. Based on the employment agreements with our named executive officers, the target levels for executive bonuses are currently as follows: 50% of base salary for the chief executive officer (100% of which is based on corporate objectives) and 35% of base salary for any senior vice president (80% of which is based on corporate objectives and 20% of which is based on individual performance). At the beginning of each year, our compensation committee will set corporate goals and milestones for the year. These goals and milestones and the proportional emphasis placed on each are expected to be set by our compensation committee after considering management input and our overall strategic objectives. It is expected that these goals will generally relate to factors such as clinical development, business development and operational goals.

The compensation committee determines the level of achievement of the corporate goals for each year. This achievement level is then applied to each named executive officer’s target bonus to determine that year’s total bonus opportunity, before any determination of the individual component of the award. The individual component of each named executive’s bonus award is not necessarily based solely on the achievement of any predetermined criteria or guidelines. The compensation committee’s assessment of each of the named executive officer may also include a quantitative analysis of the officer’s overall performance of his or her duties during the year. In coming to this determination, the compensation committee does not follow any guidelines regarding the exercise of such discretion.

For 2013, the corporate performance objectives generally fell into the following categories: (1) objectives related to continued progress in the area of clinical trials and pipeline development and (2) financial and corporate objectives. The clinical and pipeline development objectives included initiating one or more clinical trials with emricasan and advancing the company’s regulatory position and strategy for emricasan. The financial and corporate objectives primarily consisted of securing additional capital for the company in order to fund continued operations. Quantitative measures were not established for the corporate objectives during 2013. Instead these performance objectives and areas of emphasis were used as a guide by the compensation committee and board of directors in determining overall corporate performance as they represented those areas in which the named executive officers and our employees were expected to focus their efforts during the year. In addition, no specific weightings were applied to the corporate objectives for 2013.

In evaluating management’s performance relative to corporate performance for 2013, our board of directors determined to award a corporate achievement level of 100%. In coming to its final determination regarding the overall corporate achievement percentage, the board of directors considered the completion of the initial public offering during 2013 as a key achievement from a financial and corporate perspective. The board of directors also noted our clinical trial and pipeline development efforts with respect to emricasan, including (1) the filing of an orphan drug application for the treatment of liver fibrosis post-orthotopic liver transplant due to Hepatitis C virus infection and the grant of the orphan designation by the U.S. Food and Drug Administration for the treatment of liver transplant recipients with reestablished fibrosis to delay the progression to cirrhosis and end-stage liver disease, (2) the initiation of a study in patients with severe alcoholic hepatitis sponsored by the National Institute on Alcohol Abuse and Alcoholism and (3) the initiation of a Phase 2 pharmacokinetic/pharmacodynamic study for acute-on-chronic liver failure.

These achievement levels were then used to determine each named executive officer’s bonus. Each named executive officer was also awarded an individual achievement level of 100%. The bonuses paid to our named executive officers for 2013 are set forth in the “Summary Compensation Table” above.

Equity Compensation

We offer stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. We typically grant equity awards to new hires upon their commencing employment with us. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. In the past, our board of directors has determined the fair market value of our common stock based upon inputs including valuation reports prepared by third-party valuation firms from time to time. Generally, the stock options we grant vest as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months, subject to the employee’s continued employment with us on the vesting date. Prior to the completion of our initial public offering, we also generally offered our employees the opportunity to “early exercise” their unvested stock options by purchasing shares underlying the unvested portion of an option subject to our right to repurchase any unvested shares for the lesser of the exercise price paid for the shares and the fair market value of the shares on the date of the holder’s termination of service if the employee’s service with us terminates prior to the date on which the options were fully vested. Stock options granted to our named executive officers may be subject to accelerated vesting in certain circumstances. For additional discussion, please see “Employment Agreements” above and “Change in Control Benefits” below.

Our board of directors has adopted, and our stockholders have approved, our 2013 Incentive Award Plan in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of its affiliates and to enable our company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success.

None of our named executive officers received any equity awards during 2013.

Retirement Plans

We currently maintain a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax basis through contributions to the plan. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally. We also provide Drs. Mento and Spada with term life insurance, disability insurance and long-term care insurance at our expense. Dr. Burgess also receives a monthly stipend to cover his health insurance and pension contributions in lieu of our maintaining plans in the United Kingdom. We do not provide our named executive officers with any other perquisites or other personal benefits.

No Tax Gross-Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our company.

Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company. Drs. Mento, Spada and Burgess’ employment agreements entitle them to accelerated vesting of certain outstanding equity awards upon a change in control of our company, as described above under “Employment Agreements.” In addition, stock options granted to our employees, including our named executive officers, are subject to acceleration in connection with a change in control and certain terminations of employment.

Outstanding Equity Awards at December 31, 2013

The following table sets forth specified information concerning outstanding equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2013.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Steven J. Mento, Ph.D.	3/3/08	36,363	(2)	—	—	1.24	3/2/18	—		—
	2/17/11	212,121	(3)	—	—	0.99	2/16/21	—		—
	12/9/11	—		—	—	—	—	12,727	(4)	82,089
	12/7/12	—		—	—	—	—	36,363	(4)	234,541
Gary C. Burgess, M.B., Ch.B. M.Med.	12/9/11	—		—	—	—	—	43,561	(5)	280,968
	12/7/12	—		—	—	—	—	22,728	(4)	146,596
Alfred P. Spada, Ph.D.	3/3/08	12,121	(2)	—	—	1.24	3/2/18	—		—
	2/17/11	42,424	(3)	—	—	0.99	2/16/21	—		—
	12/9/11	—		—	—	—	—	6,061	(4)	39,093
	12/7/12	—		—	—	—	—	13,636	(4)	87,952

(1)	The market values shown were computed using the closing market price of our common stock on December 31, 2013 of $6.45.

(2)	The options were exercisable in full as of the grant date and vested at the rate of 25% of the total number of shares subject to the option on the one-year anniversary of December 7, 2007, and 1/48th of the total number of shares subject to the option on the last day of each month thereafter.
(3)	The options were exercisable in full as of the grant date and vested at the rate of 1/24th of the total number of shares subject to the option on the last day of each month thereafter.
(4)	The restricted stock was issued upon early exercise of stock options granted to the executive officer on the grant date reflected in the table above, and shall vest and be released from our repurchase option at the rate of 25% of the total number of shares subject to the award on the one year anniversary of the grant date, and 1/48th of the total number of shares subject to the award on the last day of each month thereafter, provided that the executive officer continues to provide services to us through such dates. Unvested restricted stock is subject to a right of repurchase within 90 days of termination of employment. The stock options granted on December 9, 2011 and December 7, 2012, pursuant to which such restricted stock was issued, were granted at an exercise price of $0.09 per share.
(5)	The restricted stock was issued upon early exercise of stock options granted to the executive officer on the grant date reflected in the table above, and shall vest and be released from our repurchase option at the rate of 25% of the total number of shares subject to the award on November 1, 2012, and 1/48th of the total number of shares subject to the award on the last day of each month thereafter, provided that the executive officer continues to provide services to us through such dates. Unvested restricted stock is subject to a right of repurchase within 90 days of termination of employment. The stock options granted on December 9, 2011, pursuant to which such restricted stock was issued, were granted at an exercise price of $0.09 per share.

Additional Narrative Disclosure

For a description of the material terms of our retirement plans and the change-in-control and severance provisions of the employment agreements with our named executive officers, please see above under “Narrative Disclosure to the Summary Compensation Table.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2013 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unaffiliated third parties.

Convertible Notes and Warrants Financings

In May 2013, we entered into a note and warrant purchase agreement with certain existing investors pursuant to which we sold, in a private placement in May 2013, an aggregate of $1.0 million of convertible promissory notes, or the 2013 Notes, and issued warrants exercisable to purchase shares of our Series B convertible preferred stock, or the 2013 Warrants. In connection with the completion of our initial public offering in July 2013, the 2013 Notes (including accrued interest thereon) automatically converted into 91,948 shares of common stock and the 2013 Warrants became exercisable for an aggregate of 136,236 shares of common stock, at an exercise price of $7.43 per share. The 2013 Warrants will expire on May 30, 2018.

The following table sets forth the aggregate number of these securities acquired by the listed directors, executive officers or holders of more than 5% of our capital stock, or their affiliates. Shares of, or warrants exercisable for shares of, convertible preferred stock identified in the following table were converted into shares of, or warrants exercisable for shares of, common stock at a ratio of 8.25 to 1 upon the completion of our initial public offering.

Participants(1)	Series B Warrants	Principal Amount of 2013 Notes
5% or Greater Stockholders
Entities affiliated with Aberdare Ventures(2)	43,333	$118,336
Entities affiliated with Advent Private Equity(3)	76,667	$209,364
Coöperatieve Gilde Healthcare II U.A.	222,569	$182,340
Entities affiliated with MPM Capital(4)	265,837	$182,056
AgeChem Venture Fund L.P.	214,262	$136,542

Executive Officers and Directors
Steven J. Mento, Ph.D.(5)	20,256	$15,202
David F. Hale(6)	3,480	$2,851

(1)	Additional details regarding these stockholders and their equity holdings are provided in “Security Ownership of Certain Beneficial Owners and Management.”
(2)	Represents securities acquired by Aberdare Ventures III, L.P. and Aberdare Partners III, L.P.
(3)	Represents securities acquired by Advent Private Equity Fund III ‘A’ L.P., Advent Private Equity Fund III ‘B’ L.P., Advent Private Equity Fund III ‘C’ L.P., Advent Private Equity Fund III ‘D’ L.P., Advent Private Equity Fund III GmbH & Co. K.G., Advent Private Equity Fund III “Affiliates” L.P., Advent Management III L.P., Advent Private Equity Fund IV L.P. and Advent Management IV L.P.
(4)	Represents securities acquired by MPM BioVentures IV-QP, L.P., MPM BioVentures IV GmbH & Co. Beteiligungs KG, MPM Asset Management Investors BV4 LLC, MPM BioVentures V, L.P. and MPM Asset Management Investors BV5 LLC.
(5)	Represents securities acquired by a family trust.
(6)	Represents securities acquired by Hale BioPharma Ventures LLC.

Some of our directors and former directors are associated with our principal stockholders as indicated in the table below:

Director	Principal Stockholder
Paul H. Klingenstein(1)	Entities Affiliated with Aberdare Ventures
Louis Lacasse	AgeChem Venture Fund L.P.
Shahzad Malik, M.D.	Entities Affiliated with Advent Private Equity
Marc Perret(2)	Coöperatieve Gilde Healthcare II UA
James Scopa	Entities Affiliated with MPM Capital

(1)	Mr. Klingenstein resigned from our board of directors on April 15, 2014.
(2)	Mr. Perret resigned from our board of directors on December 31, 2013.

Idun Pharmaceuticals, Inc.

In January 2013, we conducted a spin-off of our former subsidiary, Idun Pharmaceuticals, Inc., or Idun, to our stockholders at that time. Immediately prior to the spin-off, all rights relating to emricasan were distributed from Idun to us pursuant to a distribution agreement. The assets remaining in Idun at the time of the spin-off consisted solely of intellectual property rights and license and collaboration agreements unrelated to emricasan.

The spin-off was conducted as a dividend of all of the outstanding capital stock of Idun to our stockholders and, as a result, we no longer own any capital stock of Idun. The aggregate value of Idun at the time of the spin-off was deemed to be $9.6 million based on the valuation of an independent appraisal firm. Because the dividend was taxable to our stockholders and required us to withhold amounts with respect to certain of our non-U.S. stockholders, we agreed to advance the withholding amounts for these non-U.S. stockholders in exchange for promissory notes of equal amount.

Also in connection with the spin-off, we contributed $500,000 to Idun to provide for its initial working capital requirements and entered into a transition services agreement to provide operating services to Idun, generally consisting of accounting support, technology license administration and intellectual property maintenance. Under the agreement, Idun paid us for all direct costs as well as overhead and general and administrative expenses incurred in performing these services. On September 30, 2013 we exercised our right not to renew the transition services agreement, and accordingly, the agreement was terminated on December 31, 2013. As of December 31, 2013, Idun had paid $56,000 to us for services provided under the transition services agreement.

In March 2013, we entered into a sublicense agreement with Idun in which we were granted the right to use the patent rights and know-how related to the screening and identification of emricasan. These rights were previously granted to Idun under license agreements with Thomas Jefferson University, or TJU. Under the sublicense, we are required to pay directly to TJU a royalty of less than one percent on net sales of emricasan. We also have the right to grant further sublicenses to third parties and are required to pay TJU a portion of any such sublicense revenue we receive. The sublicense agreement will expire upon the date which there are no longer any valid claims in any patents or patent applications sublicensed to us, unless earlier terminated. Idun may terminate the agreement upon a material uncured default. Drs. Malik, Mento and Van Wart and Messrs. Hale, Klingenstein, Lacasse, Perret and Scopa currently serve as directors of Idun.

Investor Rights Agreement

We entered into a first amended and restated investor rights agreement in February 2011 with the holders of our convertible preferred stock prior to our initial public offering, including entities with which certain of our directors are affiliated. This agreement provides for certain rights relating to the registration of their shares of common stock and common stock issued to them upon conversion of their convertible preferred stock. The registration rights will terminate in July 2020, or for any particular holder with registration rights, at such time following when all securities held by that holder subject to registration rights may be sold pursuant to Rule 144 under the Securities Act in a three-month period.

Voting Agreement

We entered into a first amended and restated voting agreement in February 2011 by and among us and certain of our stockholders, pursuant to which the following directors were each elected to serve as members on our board of directors and, as of the date of this proxy statement, continue to so serve: Drs. Malik, Mento and Van Wart and Messrs. Hale, Lacasse and Scopa. Pursuant to the voting agreement, Dr. Mento, as our Chief Executive Officer, was initially selected to serve on our board of directors as a representative of holders of our common stock, as designated by a majority of our common stockholders. Dr. Malik and Messrs. Klingenstein, Lacasse, Perret and Scopa were initially selected to serve on our board of directors as representatives of holders of our convertible preferred stock, as designated by Advent Private Equity Fund IV, Aberdare Ventures III, L.P., AgeChem Venture Fund L.P., Coöperatieve Gilde Healthcare II U.A. and MPM BioVentures V, L.P., respectively. Mr. Hale and Dr. Van Wart were initially selected to serve on our board of directors as designated by a majority of our common and convertible preferred stock holders, voting together as a single class. Messrs. Perret and Klingenstein resigned from our board of directors effective December 31, 2013 and April 15, 2014, respectively.

The voting agreement terminated upon the closing of our initial public offering, and members previously elected to our board of directors pursuant to this agreement will continue to serve as directors until they resign, are removed or their successors are duly elected by holders of our common stock.

Participation in our Initial Public Offering

In July 2013, entities affiliated with Aberdare Ventures, Advent Private Equity, AgeChem Venture Fund L.P., Coöperatieve Gilde Healthcare II U.A., Hale BioPharma Ventures LLC, MPM Capital, Roche Finance Ltd and Dr. Mento purchased $1,181,642, $2,090,594, $1,363,450, $1,820,775, $28,468, $1,817,915, $1,545,247 and $151,800 of shares of our common stock, respectively, in our initial public offering at the initial public offering price of $11.00 per share.

Director and Executive Officer Compensation

Please see “Proposal 1—Director Compensation” for additional information regarding compensation of our directors. Please see “Executive Compensation and Other Information” for additional information regarding compensation of our executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation and Other Information—Narrative Disclosure to Summary Compensation Table—Employment Agreements.”

Indemnification Agreements

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we shall have the power to indemnify our employees and agents to the fullest extent permitted by law. We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our executive officers and certain of our directors as more fully described in the section entitled “Executive Compensation and Other Information” and “Proposal 1—Director Compensation.”

Policies and Procedures for Related Party Transactions

Pursuant to our audit committee charter, our audit committee is responsible for reviewing and approving all transactions with related parties which are required to be reported under applicable SEC regulations, other than compensation-related matters. We have not adopted written procedures for review of, or standards for approval of, these transactions, but instead our audit committee intends to review such transactions on a case-by-case basis.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2013, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2015 must be received by us no later than December 31, 2014, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2015 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2014 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2015 annual meeting of stockholders, such a proposal must be received by us no earlier than December 31, 2014 and no later than January 30, 2015. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the 90th calendar day prior to such annual meeting or, if later, ten calendar days following the date on which public announcement of the date of the meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2015 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2013 will be mailed to stockholders of record on or about April 30, 2014. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2013, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Conatus Pharmaceuticals Inc., 4365 Executive Drive, Suite 200, San Diego, CA 92121, Attention: Corporate Secretary.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by sending a written request to Conatus Pharmaceuticals Inc., 4365 Executive Drive, Suite 200, San Diego, CA 92121, Attention: Corporate Secretary or by calling (858) 558-8130. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or sending a written request to Conatus Pharmaceuticals Inc. at the address above or by calling (858) 558-8130.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

Steven J. Mento, Ph.D.
President, Chief Executive Officer and Director

San Diego, California

April 28, 2014

ANNUAL MEETING OF CONATUS PHARMACEUTICALS INC.

Date: Thursday, June 19, 2014

Time: 9:00 A.M. local time

Place: Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, CA 92130

Please make your marks like this:

Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR all the director nominees listed in proposal 1 and FOR proposal 2.

1: Election of Directors

For Withhold Directors Recommend

01 Preston S. Klassen, M.D., M.H.S. For

02 Shahzad Malik, M.D. For

2: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For Against Abstain

For

To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures—This section must be completed for your Instructions to be executed.

Please Sign Here Please Date Above

Please Sign Here Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign.Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Conatus Pharmaceuticals Inc. to be held on Thursday, June 19, 2014 for Holders as of April 22, 2014

This proxy is being solicited on behalf of the Board of Directors

VOTED BY: INTERNET Call TELEPHONE 855-719-4513 Go To www.proxypush.com/cnat Cast your vote online. View Meeting Documents. OR Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the recorded instructions. MAIL OR Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Steven J. Mento, Ph.D. and Charles J. Cashion, and each of them, as proxies for the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Conatus Pharmaceuticals Inc. that the undersigned is entitled to vote at the annual meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the annual meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful proxies to vote in their best judgment on such other matters as may properly come before the annual meeting and revoking any proxy previously given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. IF ANY OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY CONFERS AUTHORITY TO AND WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES.

All votes must be received by 11:59 P.M., Eastern Time, June 18, 2014.

PROXY TABULATOR FOR

CONATUS PHARMACEUTICALS INC. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

PROXY TABULATION FOR

CONATUS PHARMACEUTICALS INC. P.O. BOX 8016 CARY, NC 27512-9903

Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy — Conatus Pharmaceuticals Inc.

Proxy/Voting Instructions Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on June 19, 2014.

The undersigned appoints Steven J. Mento, Ph.D. and Charles J. Cashion or either of them as proxies for the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Conatus Pharmaceuticals Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Latham & Watkins LLP, located at 12670 High Bluff Drive, San Diego, CA, 92130, on Thursday, June 19, 2014 at 9:00 a.m., local time and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. IF ANY OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY CONFERS AUTHORITY TO AND WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.